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                                                                     EXHIBIT 23

Consent of Independent
Certified Public Accountants

Youbet.com, Inc.
Woodland Hills, California

We hereby consent to the incorporation by reference in the Registration statement on Form S-3 (File Nos. 333-85675 and 333-39488) and on Form S-8 (File No. 333-88047) of Youbet.com, Inc. of our report dated March 2, 2001, relating to the consolidated financial statements of Youbet.com, Inc. as of December 31, 2000 and for the year then ended, which report is included in this Annual Report on Form 10K.

/s/ BDO Seidman, LLP

Los Angeles, California
March 29, 2001